CERTIFICATION OF CO-CHIEF EXECUTIVE OFFICER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James M. Seneff, Jr., the Co-Chief Executive Officer of CNL Restaurant Properties, Inc. (the "Company"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the period ending June 30, 2003 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATE: August 8, 2003.



                                                  /s/ James M. Seneff, Jr.
                                                  ------------------------------
                                                  James M. Seneff, Jr.
                                                  Co-Chief Executive Officer

                                                  A  signed   original  of  this
                                                  written statement  required by
                                                  Section 906 has been  provided
                                                  to the  Company  and  will  be
                                                  retained  by the  Company  and
                                                  furnished  to  the  Securities
                                                  and Exchange Commission or its
                                                  staff upon request.